VALIDITY GUARANTY

In order to induce Sterling National Bank ("Bank ") to make loans, advances or other extensions of credit (the "Financing Agreements") Capstone Industries, Inc. ("Client"), upon the collateral  security  of the accounts  receivable  ("Accounts") of  Client, and in consideration of Bank's so doing, the undersigned hereby guaranty and warrant to Bank that each and every Account assigned, pledged, transferred or sold to Bank by Client will represent goods and services delivered and is a valid obligation of a customer of Client; that all remittances received by Client on Accounts will be held by Client in accordance with the provisions of the Financing Agreement between Bank and Client and that Client will immediately deliver to Bank the checks, wires or other forms of payment received when and as required by the Financing Agreement.

In the event Client knowingly misrepresents to Bank or withholds from Bank material information regarding the Accounts, the undersigned agrees to pay to Bank, after liquidation of the Client assets and upon Bank's demand, the full amount of such unpaid Accounts to the extent of the obligations under the Financing Agreement.

The undersigned and each of them hereby waive notices of acceptance hereof and further waive notice of and hereby consent to any agreement or arrangements whatever with Client including, without limitation, agreements and arrangements for payment, extension, subordination, composition, arrangement, compromise, discharge or release of the whole or any party of any indebtedness and same shall in no way impair the undersigned's liability hereunder. The undersigned waives the benefits of any provision of the Bankruptcy Code and of any similar or other legislation as now or hereafter enacted, amended or added to, which may extend the time for payment of, or impair any of the obligations of the undersigned hereunder. This agreement shall continue in full force and effect until actual receipt by Bank from the undersigned of written notice of cancellation, but such cancellation shall be applicable only to transactions that have their inception thereafter.

This guaranty and waiver shall be 9inding upon the heirs, personal representatives, successors, and assigns of each of the undersigned and the benefits thereof shall extend to and include the successors and assigns of Bank. The death of any of the undersigned shall not release his or her estate from any liability accruing prior to death.

This Guaranty shall be deemed made in New York and subject to the laws of the State of New York and undersigned consents to the jurisdiction of any local, State or Federal Court located within the State of New York, which jurisdiction shall be exclusive in any action between the parties. Undersigned hereby waives personal service of any and all process and consents that all such service of process shall be made by certified mail, return receipt requested, directed to undersigned at its address appearing on the records of Bank and service so made shall be complete ten (10) days after the same has been posted as aforesaid, provided, however, that if such certified mail is rejected, unclaimed or undeliverable, service may be made by ordinary mail. UNDERSIGNED AND BANK EACH HEREBY UNCONDITIONALLY WAIVES HIS OR ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS GUARANTY, ANY RELATED DOCUMENTS, ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECTMATTER OF THIS AGREEMENT, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BY THEM.

Date: 06-10-2016,

/s/ Stewart Wallach
Chief    Executive  Officer

C

Witness

/s/ Aimee Gaudet